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                                                                      EXHIBIT 23

                             CONSENT OF INDEPENDENT
                           REGISTERED ACCOUNTING FIRM

The Board of Directors
Northwest Bancorp, Inc.:

We consent to incorporation by reference in the Registration Statement Nos. 333-41984 (Form S-8), 333-85118 (Form S-8), and 333-46651 (Form S-8) of
Northwest Bancorp, Inc. of our report dated July 21, 2004 (Except as to Note 25, which is as of September 11, 2004) relating to the consolidated statements of financial condition of Northwest Bancorp, Inc. and subsidiaries as of June 30, 2004 and 2003 and the related consolidated statements of income, shareholders' equity, and cash flows for each of the years in the three-year period ended June 30, 2004, which report appears in the June 30, 2004 Annual Report on Form 10-K of Northwest Bancorp, Inc.

Our report refers to a change, as of July 1, 2001, in Northwest Bancorp, Inc.'s method of accounting for goodwill and intangible assets resulting from business combinations in accordance with Statement of Financial Accounting Standards
(SFAS) No. 141, Business Combinations, SFAS No. 142, Goodwill and Other Intangible Assets, and SFAS No. 147, Acquisitions of Certain Financial Institutions - an amendment of FASB Statements No. 72 and 144 and FASB Interpretation No. 9.

Pittsburgh, Pennsylvania
September 10, 2004

/s/ KPMG LLP